UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN WATER WORKS COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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American Water Works Company, Inc., a Delaware corporation (“American Water”), is filing the following information with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies for American Water’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). On March 26, 2019, American Water filed a definitive proxy statement (the “2019 Proxy Statement”) and a definitive form of proxy card with the SEC in connection with the 2019 Annual Meeting.
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On Wednesday, April 17, 2019, American Water posted to its website certain disclosures regarding political contributions made during the 2018 fiscal year by American Water, the American Water Works Company, Inc. Employee Federal Political Action Committee, and political action committees established by certain of American Water’s operating subsidiaries. This website disclosure also includes certain information regarding payments made during 2018 by American Water and its subsidiaries to trade associations and tax-exempt organizations. In accordance with American Water’s Political Contribution Policy, the Board of Directors reviewed and approved these website disclosures on April 17, 2019. Investors may review these disclosures by accessing the link on the Ethics and Responsibility page of American Water’s corporate website at https://amwater.com/corp/about-us/ethics-responsibility. As described in the Proxy Statement and in its Opposition Statements to Shareholder Proposals 4 and 5, American Water previously committed to disclose this information by June 28, 2019.

Information contained on American Water’s website is not a part of this solicitation or the 2019 Proxy Statement, and the website reference herein is not intended to be made through an active hyperlink.